Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-83745, 333-83747, 333-36163, 333-36099,
333-01225,  333-31125 and  333-57223),  Form S-3 No.  333-05821 and Form S-4 No.
333-71601 of Hexcel Corporation of our report dated January 18, 2000, except as to Senior Credit Facility in Note 7 which is as of March 7, 2000, which appears on page 63 of this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
San Jose, California

March 24, 2000